Exhibit 10.7

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this "Amendment") is dated as of September ___, 2021 for reference purposes only, and is entered into by and between GPI BAYVIEW, LLC, a Texas limited liability company ("Landlord"), and SPIRITS CAPITAL CORPORATION, a Delaware corporation, formerly known as Capital Beverage Corporation ("Tenant").

R E C I T A L S :

A. Landlord and Tenant are parties to that certain Office Lease dated September 7, 2021 (the "Lease"), pursuant to which Tenant is leasing from Landlord certain premises commonly known as Suite 4100 containing approximately 3,000 square feet of Premises Rentable Area (the "Premises") in that certain building located at 100 Bayview Circle, Newport Beach, California (the "Building").

B. Landlord and Tenant now desire to modify the Commencement Date and Expiration Date of the Lease, and further amend the Lease as hereinafter set forth.

C. Initially capitalized defined terms which are used in this Amendment without definition shall have the meanings given to them in the Lease.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. **Term Dates**. Notwithstanding the terms of the Lease to the contrary, the parties agree that the Commencement Date is hereby amended to be October 1, 2021 (rather than September 1, 2021), and the Expiration Date is hereby amended to be March 31, 2027 (rather than February 28, 2027), all of which remain subject to Section 1.1.3 of the Lease. Accordingly, all hard calendar dates expressly set forth in the Lease, including, without limitation, the schedule of Basic Rent under Section 5 of the Basic Lease Information, are advanced by one (1) month. Tenant acknowledges and agrees that as of the date hereof, Tenant has accepted the Premises and has been in early occupancy of the Premises pursuant to Section 1.2.3 of the Lease.

2. **Brokers**. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify, defend and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from and against all claims of any brokers claiming to have represented Tenant in connection with this Amendment.

3. **Miscellaneous**.

(a) This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

(b) Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c) In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

(d) Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant. Each signatory of this Amendment on behalf of Tenant represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(e) Each party hereto acknowledges that: (i) each party hereto is of equal bargaining strength; (ii) each such party has actively participated in the drafting, preparation and negotiation of this Amendment and the transactions contemplated herein; and (iii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Amendment or any portion hereof.

(f) Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defense thereto. Tenant further confirms and ratifies that, as of the date hereof: (i) the Lease is and remains in good standing and in full force and effect; (ii) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant; and (iii) all tenant allowances provided to Tenant under the Lease have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto. Tenant agrees to defend, indemnify and hold Landlord harmless from and against any and all claims, demands, actions, causes of action, costs, expenses, damages or judgments arising from a breach by Tenant of any of the warranties contained herein.

(g) The parties agree that electronic signatures, including those delivered by PDF or signed through the electronic signature system known as "DocuSign", shall have the same effect as originals. All parties to this Amendment waive any and all rights to object to the enforceability of this Amendment based on the form or delivery of signature.

(h) This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

[NO FURTHER TEXT ON THIS PAGE;
SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

"Landlord":

GPI BAYVIEW, LLC,
a Texas limited liability company

By: Granite Properties, Inc.,
Its Manager

DocuSigned by:

By: Jason Purvis
080AED8A527F4B7...

Its: Senior Managing Director

Name: Jason Purvis

"Tenant":

SPIRITS CAPITAL CORPORATION,
a Delaware corporation

DocuSigned by:

By:
96B0A1916DFD461...

Its: CEO

Name: Charles T Sanders